Exhibit 5.1

May 1, 2019

Discovery, Inc.

Discovery Communications, LLC,

Discovery Communications Holding, LLC

Scripps Networks Interactive, Inc.

8403 Colesville Road

Silver Spring, Maryland 20910

Discovery, Inc., Discovery Communications, LLC, Discovery Communications

Holding, LLC and Scripps Networks Interactive, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Discovery, Inc., a Delaware corporation (the “Company”), Discovery Communications, LLC, a Delaware limited liability company (“DCL”), Discovery Communications Holding, LLC, a Delaware limited liability company (“DCH”) and Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the proposed issuance from time to time of (i) senior debt securities of the Company (the “Company Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Company Senior Indenture”) to be entered into among the Company, a trustee to be named in the Company Senior Indenture and DCL, DCH and/or Scripps as guarantors (if any); (ii) subordinated debt securities of the Company (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”) to be issued pursuant to a subordinated indenture (the “Company Subordinated Indenture”) to be entered into between the Company, a trustee to be named in the Company Subordinated Indenture and DCL, DCH and/or Scripps as guarantors (if any); (iii) shares of preferred stock of the Company, par value $.01 per share (the “Preferred Stock”); (iv) depositary shares representing fractional interests in Preferred Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”); (v) shares of Series A common stock of the Company, par value $.01 per share (the “Series A Common Stock”); (vi) shares of Series C common stock of the Company, par value $.01 per share (the “Series C Common Stock” and, together with the Series A Common Stock, the “Common Stock”); (vii) warrants representing rights to purchase Company Debt Securities, Common Stock, Preferred Stock or Depositary

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Shares (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); (viii) purchase contracts representing rights or obligations to purchase or sell Preferred Stock, Common Stock or Depositary Shares (the “Purchase Contracts”); (ix) purchase units, representing ownership of Purchase Contracts and Debt Securities, debt obligations of third parties, including U.S. Treasury Securities, or any other securities (the “Purchase Units”); (x) senior debt securities of DCL (the “DCL Senior Debt Securities”) to be issued pursuant to the senior indenture, dated as of August 19, 2009 (as amended or supplemented from time to time) (the “DCL Senior Indenture”) among DCL, the Company, as guarantor, and U.S. Bank National Association, as senior trustee; (xi) subordinated debt securities of DCL (the “DCL Subordinated Debt Securities” and, together with the DCL Senior Debt Securities, the “DCL Debt Securities) to be issued pursuant to a subordinated indenture (the “DCL Subordinated Indenture”) to be entered into among DCL, a trustee to be named in the DCL Subordinated Indenture and the Company, DCH and/or Scripps as guarantors (if any); (xii) senior debt securities of DCH (the “DCH Senior Debt Securities”) to be issued pursuant to a senior indenture (the “DCH Senior Indenture”) to be entered into among DCH, a trustee to be named in the DCH Senior Indenture and the Company, DCL and/or Scripps as guarantors (if any); (xiii) subordinated debt securities of DCH (the “DCH Subordinated Debt Securities” and, together with the DCH Senior Debt Securities, the “DCH Debt Securities) to be issued pursuant to a subordinated indenture (the “DCH Subordinated Indenture”) to be entered into among DCH, a trustee to be named in the DCH Subordinated Indenture and the Company, DCL and/or Scripps as guarantors (if any); (xiv) senior debt securities of Scripps (the “Scripps Senior Debt Securities”) to be issued pursuant to the senior indenture, dated as of December 1, 2011 (the “Scripps Senior Indenture”) between Scripps and U.S. Banks National Association, as trustee; (xv) subordinated debt securities of Scripps (the “Scripps Subordinated Debt Securities” and, together with the Scripps Senior Debt Securities, the “Scripps Debt Securities,” and the Scripps Debt Securities, together with the Company Debt Securities, the DCL Debt Securities and the DCH Debt Securities, the “Debt Securities”) to be issued pursuant to a subordinated indenture (the “Scripps Subordinated Indenture” and, together with the Company Senior Indenture, the Company Subordinated Indenture, the DCL Senior Indenture, the DCL Subordinated Indenture, the DCH Senior Indenture, the DCH Subordinated Indenture and the Scripps Senior Indenture, the “Indentures”) to be entered into among Scripps, a trustee to be named in the Scripps Subordinated Indenture and the Company, DCL and/or DCH as guarantors (if any); and (xvi) any other securities that may be described from time to time in the Registration Statement by means of a post-effective amendment (the “Other Securities” and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Purchase Units and the Warrants, the “Securities”). The obligations of DCL with respect to DCL Debt Securities that may be issued by DCL pursuant to the Registration Statement, the obligations of DCH with respect to DCH Debt Securities that may be issued by DCH pursuant to the Registration Statement and the obligations of Scripps with respect to Scripps Debt Securities that may be issued by Scripps pursuant to the Registration Statement, each may be guaranteed by the Company pursuant to one

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or more guarantees (each, a “Company Guarantee”); the obligations of the Company with respect to Company Debt Securities that may be issued by the Company pursuant to the Registration Statement, the obligations of DCH with respect to DCH Debt Securities that may be issued DCH pursuant to the Registration Statement and the obligations of Scripps with respect to Scripps Debt Securities that may be issued by Scripps pursuant to the Registration Statement, each may be guaranteed by DCL pursuant to one or more guarantees (each, a “DCL Guarantee”); the obligations of the Company with respect to Company Debt Securities that may be issued by the Company pursuant to the Registration Statement, the obligations of DCL with respect to DCL Debt Securities that may be issued by DCL pursuant to the Registration Statement and the obligations of Scripps with respect to Scripps Debt Securities that may be issued by Scripps pursuant to the Registration Statement, each may be guaranteed by DCH pursuant to one or more guarantees (each, a “DCH Guarantee”); the obligations of the Company with respect to Company Debt Securities that may be issued by the Company pursuant to the Registration Statement, the obligations of DCL with respect to DCL Debt Securities that may be issued by DCL pursuant to the Registration Statement and the obligations of DCH with respect to DCH Debt Securities that may be issued by DCH pursuant to the Registration Statement, each may be guaranteed by Scripps pursuant to one or more guarantees (each, a “Scripps Guarantee”).

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company, DCL, DCH and Scripps and such other instruments and certificates of public officials and officers and representatives of the Company, DCL, DCH and Scripps as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Company, DCL, DCH and Scripps delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of each trustee to enter into and perform their obligations under the respective Indenture, (vi) the due authorization, execution and delivery of the respective Indenture by each trustee and (vii) the enforceability of each Indenture against its respective trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

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1. When (i) the terms, and the execution and delivery, of an Indenture relating to any Company Debt Securities have been duly authorized and approved by all necessary action of the board of directors of the Company or a duly authorized committee thereof (the “Company Board of Directors”), (ii) such Indenture has been duly executed and delivered by the Company, the trustee named in such Indenture and DCL, DCH and/or Scripps to the extent any such party is named as a guarantor in such Indenture, (iii) (a) the terms of the Company Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Company Board of Directors and (b) the terms of such Company Debt Securities have been duly established in accordance with such Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such Company Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of such Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, such Company Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Restated Certificate of Incorporation and authorized and approved by all necessary action of the Company Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and (iii) the shares of Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Company Board of Directors and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Preferred Stock will be validly issued, fully paid and non-assessable.

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3. When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Company Board of Directors, (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the “Depositary”), (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above and have been deposited with the Depositary under the applicable Deposit Agreement and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Depositary Receipts will be validly issued.

4. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Company Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the shares of Common Stock have been duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Company Board of Directors, any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Common Stock will be validly issued, fully paid and non-assessable.

5. When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Warrant Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Company Board of Directors, (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the

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Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Company Board of Directors, (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When (i) the terms of the Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Company Board of Directors, (ii) the terms of the Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Purchase Contracts that form a part of the Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 6 above, (iv) (a) (1) any Indentures relating to any Company Debt Securities (or undivided beneficial

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interests therein), DCL Subordinated Debt Securities (or undivided beneficial interests therein), DCH Debt Securities (or undivided beneficial interests therein) and/or Scripps Subordinated Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below, have been duly authorized, executed and delivered by the Company, DCL, DCH or Scripps as issuer, the trustee named in such Indenture and any of the Company, DCL, DCH and/or Scripps to the extent any such party is named as a guarantor in such Indenture, as contemplated in paragraphs 1, 9, 10 and 11, as the case may be, (2) the Debt Securities (or undivided beneficial interests therein) that form a part of the Purchase Units or that are deposited under the Deposit Agreement referred to below have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraphs 1, 8, 9, 10 and 11, as the case may be, (b) the Preferred Stock that form a part of the Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 2 above, (c) the Deposit Agreement relating to the Depositary Shares that form a part of the Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated by paragraph 3 above, or (d) the debt obligations of third parties, including U.S. Treasury Securities, that form a part of the Purchase Units have been duly authorized, issued and delivered in accordance with their terms, and (v) the certificates representing the Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Company Board of Directors, the Purchase Units will be validly issued.

8. When (i) (a) the terms of the DCL Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the members of DCL or a duly authorized committee thereof (the “DCL Members”) and (b) the terms of the DCL Senior Debt Securities have been duly established in accordance with the DCL Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon DCL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the DCL and (ii) the DCL Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the DCL Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the DCL Members, the DCL Senior Debt Securities will be validly issued and will constitute valid and binding obligations of DCL enforceable against DCL in accordance with their terms.

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9. When (i) the terms, and the execution and delivery, of the DCL Subordinated Indenture have been duly authorized and approved by all necessary action of the DCL Members, (ii) the DCL Subordinated Indenture has been duly executed and delivered by DCL, the trustee named in the DCL Subordinated Indenture and the Company, DCH and/or Scripps to the extent any such party is named as a guarantor in the DCL Subordinated Indenture, (iii) (a) the terms of the DCL Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the DCL Members and (b) the terms of such DCL Subordinated Debt Securities have been duly established in accordance with the DCL Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon DCL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL and (iv) the DCL Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the DCL Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the DCL Members, such DCL Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of DCL enforceable against DCL in accordance with their terms.

10. When (i) the terms, and the execution and delivery, of the Indenture relating to any DCH Debt Securities have been duly authorized and approved by all necessary action of the members of DCH or a duly authorized committee thereof (the “DCH Members”), (ii) such Indenture has been duly executed and delivered by DCH, the trustee named in such Indenture and the Company, DCL and/or Scripps to the extent any such party is named as a guarantor in such Indenture, (iii) (a) the terms of the DCH Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the DCH Members and (b) the terms of such DCH Debt Securities have been duly established in accordance with such Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon DCH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCH and (iv) such DCH Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of such Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the DCH Members, such DCH Debt Securities will be validly issued and will constitute valid and binding obligations of DCH enforceable against DCH in accordance with their terms.

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11. When (i) (a) the terms of the Scripps Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the board of directors of Scripps or a duly authorized committee thereof (the “Scripps Board of Directors”) and (b) the terms of the Scripps Senior Debt Securities have been duly established in accordance with the Scripps Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Scripps and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Scripps and (ii) the Scripps Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Scripps Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Scripps Board of Directors, the Scripps Senior Debt Securities will be validly issued and will constitute valid and binding obligations of Scripps enforceable against Scripps in accordance with their terms.

12. When (i) the terms, and the execution and delivery, of the Scripps Subordinated Indenture have been duly authorized and approved by all necessary action of the Scripps Board of Directors, (ii) the Scripps Subordinated Indenture has been duly executed and delivered by Scripps, the trustee named in the Scripps Subordinated Indenture and the Company, DCL and/or DCH to the extent any such party is named as a guarantor in the Scripps Subordinated Indenture, (iii) (a) the terms of the Scripps Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Scripps Board of Directors and (b) the terms of such Scripps Subordinated Debt Securities have been duly established in accordance with the Scripps Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon Scripps and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Scripps and (iv) such Scripps Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Scripps Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Scripps Board of Directors, the Scripps Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of Scripps enforceable against Scripps in accordance with their terms.

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13. When (i) the terms of a Company Guarantee have been duly authorized by all necessary action of the Company Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) such Company Guarantee has been validly executed and delivered by the Company, such Company Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

14. When (i) the terms of a DCL Guarantee have been duly authorized by all necessary action of the DCL Members so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon DCL and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCL and (ii) such DCL Guarantee has been validly executed and delivered by DCL, such DCL Guarantee will constitute a valid and binding obligation of DCL enforceable against DCL in accordance with its terms.

15. When (i) the terms of a DCH Guarantee have been duly authorized by all necessary action of the DCH Members so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon DCH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over DCH and (ii) such DCH Guarantee has been validly executed and delivered by DCH, such DCH Guarantee will constitute a valid and binding obligation of DCH enforceable against DCH in accordance with its terms.

16. When (i) the terms of a Scripps Guarantee have been duly authorized by all necessary action of the Scripps Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Scripps and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Scripps and (ii) such Scripps Guarantee has been validly executed and delivered by Scripps, such Scripps Guarantee will constitute a valid and binding obligation of Scripps enforceable against Scripps in accordance with its terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

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The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, each as currently in effect (and without regard to relevant case law, judicial rulings or common law), and we do not express any opinion herein concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP